As filed with the Securities and Exchange Commission on December 13, 2019

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTERCOM COMMUNICATIONS CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-1701044
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

ENTERCOM EQUITY COMPENSATION PLAN

(Full title of the plan)

Andrew P. Sutor, IV

Executive Vice President, Secretary

Entercom Communications Corp.

2400 Market Street, 4th Floor

Philadelphia, PA 19103

(Name and address of agent for service)

(610) 660-5610

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, Par Value $0.01 Per Share	3,341,106 Shares	$4.91	$16,404,830.46	$2,129.35

(1)	Presently, there are 16,282,631 shares authorized under the Entercom Equity Compensation Plan. The Registrant has previously registered an aggregate of 12,941,525 of such shares.
(2)

The registration fee with respect to these shares has been computed in accordance with paragraph (c) of Rule 457, based upon the average of the reported high and low sale prices of shares of Common Stock on the New York Stock Exchange on December 12, 2019.

Registration of Additional Securities

This Registration Statement on Form S-8 of Entercom Communications Corp. (“Entercom”), a Pennsylvania corporation, pertains to 3,341,106 shares of Class A Common Stock, par value $.01 per share. These shares are authorized for issuance under the Entercom Equity Compensation Plan, as amended (the “Plan”). Under the Plan, Entercom may presently issue up to 16,282,631 shares of Class A Common Stock, par value $0.01 per share. Entercom has previously registered an aggregate of 12,941,525 of such shares on Registration Statements on Form S-8 as follows: (i) SEC File No. 333-71481 filed January 29, 1999; (ii) SEC File No. 333-85638 filed April 5, 2002; (iii) SEC File No. 333-141493 filed March 22, 2007; and (iv) SEC File No. 333-221839 filed November 30, 2017 (collectively the “Earlier Registration Statements”).

Pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statements are incorporated by reference in this Registration Statement and made a part hereof.

Item 3.	Incorporation of Documents by Reference.

The documents listed in (a) through (d) below are incorporated by reference in this registration statement; and all documents subsequently filed by Entercom pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents:

(a) Entercom’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 27, 2019;

(b) Entercom’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 3, 2019, August 9, 2019 and November 12, 2019, respectively;

(c) Entercom’s Current Reports on Form 8-K, as filed with the SEC on February 22, 2019, April  8, 2019, April 22, 2019, April  30, 2019, May 1, 2019. May  23, 2019, August 7, 2019, September  27, 2019, October 24, 2019, November 8, 2019; and

(d) the description of Entercom’s Common Stock contained in Entercom’s registration statement on Form 8-A, declared effective by the SEC on September 15, 1998.

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Andrew P. Sutor, IV, Esquire

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Andrew P. Sutor, IV, Esquire (contained in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page hereto)

99.1+	Amended and Restated Entercom Equity Compensation Plan (incorporated by reference to Exhibit A to Entercom’s Proxy Statement on Schedule 14A filed on March 20, 2014)

+	Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, December 13, 2019.

ENTERCOM COMMUNICATIONS CORP.

By:	/s/ David J. Field
David J. Field,
President, Chief Executive Officer (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints David J. Field and Andrew P. Sutor, IV, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead in any and all capacities to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including pre- and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	CAPACITY	DATE
Principal Executive Officer

/s/ David J. Field David J. Field	President, Chief Executive Officer	December 13, 2019

Principal Financial Officer:

/s/ Richard J. Schmaeling Richard J. Schmaeling	Executive Vice President and Chief Financial Officer	December 13, 2019

Principal Accounting Officer:

/s/ Elizabeth Bramowski Elizabeth Bramowski	Vice President	December 13, 2019

Directors:

/s/ David J. Field David J. Field	Director, Chairman of the Board	December 13, 2019

/s/ Joseph M. Field Joseph M. Field	Director, Chairman Emeritus	December 13, 2019

/s/ David J. Berkman David J. Berkman	Director	December 13, 2019

/s/ Sean R. Creamer Sean R. Creamer	Director	December 13, 2019

/s/ Joel Hollander Joel Hollander	Director	December 13, 2019

/s/ Mark R. LaNeve Mark R. LaNeve	Director	December 13, 2019

/s/ David Levy David Levy	Director	December 13, 2019

/s/ Susan K. Neely Susan K. Neely	Director	December 13, 2019

/s/ Stefan M. Selig Stefan M. Selig	Director	December 13, 2019

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